Exhibit 10.09



                     MANAGEMENT AND MONITORING FEE AGREEMENT


     THIS AGREEMENT is made as of May 29, 1996, between Clearview Cinema Group, Inc., a Delaware corporation (the "Company") and MidMark Associates, Inc., a New Jersey corporation ("MidMark").

     WHEREAS, the Company is engaged in the business of the ownership and operation of cinemas, and MidMark is experienced in business and organizational strategy, and financial and investment management; and

     WHEREAS, the Company desires to retain MidMark to provide business and organizational strategy, and financial and investment management services to the Company, upon the terms and conditions hereinafter set forth, and MidMark is willing to undertake such obligations;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. Appointment.

     The Company hereby engages MidMark and MidMark hereby agrees under the terms and conditions set forth herein to provide certain services to the Company as described in Section 2 hereof.

     2. Duties of MidMark; Other Services.

          (a) MidMark shall provide the Company with business and organizational strategy, and financial and investment management services. The Company is free to accept or reject any advice rendered to it by MidMark hereunder.

          (b) In addition, officers of MidMark shall serve as directors of the Company upon nomination by MidMark Capital, L.P. and election pursuant to the terms of that certain Stockholders and Registration Rights Agreement dated as of the date hereof by and among the Company and its stockholders, and the Management Fee provided for herein shall serve as full compensation for such services, in lieu of any separate or additional directors' fees.

     3. Compensation of MidMark.

     During the term of this Agreement and subject to Section 3(c) below, the Company agrees to pay MidMark, on a




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monthly basis, a management fee (the "Management Fee") in cash determined as follows:

          (a) Until the second anniversary date of this Agreement, the Management Fee shall be paid at the rate of $50,000 per year.

          (b) On and after the second anniversary date of this Agreement, the Management Fee shall be paid at a rate equal to one-half (50%) of the "base compensation" paid to the President or, if different, the Chief Executive Officer of the Company at such time.

          (c) Notwithstanding the foregoing, if MidMark Capital, L.P., an affiliate of MidMark which is today purchasing 684 newly-issued shares of Company Class A Convertible Preferred Stock and which is contemplated to purchase an additional 293 newly-issued shares of Company Class A Convertible Preferred Stock, shall sell or otherwise transfer (other than a transfer for no consideration to an affiliate) all or any portion of such shares or the shares of Common Stock into which such shares are convertible, then it is contemplated that the officers of MidMark serving as directors shall take a correspondingly lesser role in the management and oversight of the Company; therefore, the Management Fee which would otherwise be payable shall be reduced by a percentage which represents the difference between the highest number of shares owned by MidMark and the number of shares owned by MidMark following such sale or transfer.

     4. Term and Termination of Agreement.

     This Agreement shall be for a term of seven years commencing on the date hereof (provided, however, that this Agreement shall terminate sooner if and when the Management Fee shall cease to be payable pursuant to the provisions of
Section 3(c)).

     5. Liability.

     MidMark is not and never shall be liable to any creditor of the Company and the Company agrees to indemnify and hold MidMark harmless from and against any and all such claims of alleged creditors and against all costs, charges and expenses (including reasonable attorneys' fees and expenses) incurred or sustained by it or the other party in connection with any action, suit or proceeding to which it may be made a party by any alleged creditor. The Company also agrees to indemnify and hold MidMark harmless from and against any and all liabilities, losses or damages suffered, paid or incurred by MidMark arising out of, or in any way connected with, or as a result of, the execution and delivery of this Agreement, or the performance by MidMark of the


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Services hereunder, except for claims arising out of or related to the negligence or willful misconduct of MidMark.

     6. Assignment.

     This Agreement shall be binding upon and inure to the benefit of the parties' successors and permitted assigns. However, neither this Agreement nor any of the rights of the parties hereunder may be transferred or assigned by either party hereto. Any attempted transfer or assignment in violation of this
Section 6 shall be void.

     7. Relationship of the Parties.

     Nothing contained in this Agreement is intended or is to be construed to constitute MidMark and the Company as partners or joint venturers or either party as an employee of the other party. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.

     8. Miscellaneous.

          (a) Amendments and Waivers. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of waiver, by the party waiving compliance.

          (b) Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied, or sent by certified, registered, or express mail, postage prepaid, to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally or telecopies, or if mailed, two days after the date of mailing, as follows:

               (i) if to the Company, to:

                         Mr. A. Dale Mayo
                         Chief Executive Officer
                         Clearview Cinema Group, Inc.
                         7 Waverly Place
                         Madison, NJ  07940
                         Telecopy:  201-377-4303


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               (ii) if to MidMark, to:

                         MidMark Associates, Inc.
                         466 Southern Boulevard
                         Chatham, New Jersey 07928
                         Telecopy:  201-822-8911

          (c) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior contracts and other agreements.

          (d) Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (f) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with and subject to, the laws of the State of New Jersey applicable to agreements made and to be performed entirely within such State. Each of the parties hereto consents and agrees to the jurisdiction of any State or Federal court sitting in the County of Morris, State of New Jersey, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein, and agrees that any dispute concerning the conduct of any part in connection with this Agreement or otherwise shall be heard only in the courts described above.

          (g) Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                          CLEARVIEW CINEMA GROUP, INC.


                                          By:
                                             ---------------------
                                             Name:  A. Dale Mayo
                                             Title:  President


                                          MIDMARK ASSOCIATES, INC.


                                          By:
                                             ---------------------
                                             Name:  Dennis Newman
                                             Title:  President


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